                                                                     EXHIBIT 16

                        {Arthur Andersen LLP Letterhead}

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

May 29, 2002

Dear Sir/Madam:

We have read Item 4(a) included in the Form 8-K to be dated May 30, 2002 of USFreightways Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


Very truly yours,

/s/ Arthur Andersen LLP
-------------------------------
    Arthur Andersen LLP